INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Stagecoach Funds, Inc.:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the
Prospectuses and "Independent Auditors" in the Statements of Additional Information.

/s/KPMG LLP
    KPMG LLP

San Francisco, California
November 3, 1999